                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-3/A
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                               (Amendment No. 1)
                              -------------------


              CHEQUEMATE INTERNATIONAL, INC. DBA C-3D DIGITAL, INC.
             (Exact name of registrant as specified in its charter)

                              -------------------
              Utah                       3663                  76-0279816
(State or other jurisdiction of    (Primary Industrial      (I.R.S. Employer
incorporation or organization)     Classification Code)     Identification No.)

                         57 West 200 South, Suite 350
                          Salt Lake City, Utah 84101
                                (801) 322-1111
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -------------------
                                 J. Michael Heil
                                       CEO
                         Chequemate International, Inc.
                          57 West 200 South, Suite 350
                           Salt Lake City, Utah 84101
                                 (801) 322-1111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

  It is respectfully requested that the Commission send copies of all notices, orders and communications to:
                                 Bruce L. Dibb
                    Jensen, Duffin, Carman, Dibb & Jackson
                       311 South State Street, Suite 380
                          Salt Lake City, Utah 84111
                                 (801) 531-6600

                               -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As promptly as practicable after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                 CALCULATION OF REGISTRATION FEE
=================================================================================================
                                                Proposed         Proposed
                                                 Maximum          Maximum
Title of Each Class of         Amount to be   Offering Price     Aggregate          Amount of
Securities to be Registered     Registered      Per Share      Offering Price   Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock                   2,600,000(1)      $2.84(2)        $7,384,000          $2,053
Augustine Fund LP
-------------------------------------------------------------------------------------------------
Common Stock issuable
upon exercise of                  24,753         $3.64(3)         $90,101              $26
1998 Warrant
-------------------------------------------------------------------------------------------------
Common Stock issuable
upon exercise of                  84,750         $3.54(3)         $300,015             $84
1999 Warrants
-------------------------------------------------------------------------------------------------
Coleman Capital Shares            100,000        $3.54(4)         $354,000           $99.00
-------------------------------------------------------------------------------------------------
TOTAL                            2,809,503                       $8,128,116          $2,262
=================================================================================================

(1) Estimated pursuant to the provisions of paragraph 7(a) of the 1999 Subscription Agreement, which require the registrant to register 200% of the number of shares issuable upon the conversion of the debentures based upon the lowest closing bid price of the registrant's stock for the 60 trading days prior to the date of the execution of the 1999 Subscription Agreement. The lowest closing bid price for the stated period was $2.50 per share.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Although the conversion of the debentures may take place at any time during the three year period following the dates of the subscription agreements entered into by the registrant, this estimated amount is the average of the bid and asked price as of February 18, 1999 (which is within 5 business days prior to the date of the original filing of this registration statement).


(3) The exercise price of the Warrants is used for the purpose of calculating the amount of the registration fee in accordance with Rule 457(g) under the Securities Act.


(4) Employing estimated 1999 valuation as set-out in note 2 above for Rule 457 (c) computation proposes.



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                       SELLING SECURITY HOLDER PROSPECTUS

                         CHEQUEMATE INTERNATIONAL, INC.
                          57 West 200 South, Suite 350
                           Salt Lake City, Utah 84101
                                 (801) 322-1111

                        2,809,503 SHARES OF COMMON STOCK


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES REGULATORY AGENCY, NOR HAS THE COMMISSION OR ANY STATE AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This registration is for 2,809,503 shares of the Company's common stock to be issued: 100,000 pursuant to a private placement registration right and the balance pursuant to the exercise of convertible debentures and stock warrant rights which were privately sold by the Company by subscription agreements entered on December 21, 1998, February 9, 1999 and June 4, 1999. For clarity, the Company will sometimes refer to the first 100,000 shares as the "Coleman Capital Placement" the December 21, 1998 subscription agreement as the "1998 Subscription Agreement;" and to the February 9, 1999 and the June 4, 1999 subscription agreements as the "1999 Subscription Agreements."



THIS PROSPECTUS IS INTENDED ONLY TO REGISTER THE SHARES RESULTING FROM THE COLEMAN CAPITAL PLACEMENT AND CONVERSION OF THE DEBENTURES FOR OTHER EXISTING SELLING SECURITY HOLDERS, AND PERSONS WHO MAY PURCHASE FROM THEM, AND NOT TO RAISE NEW CAPITAL FOR THE COMPANY.



The exact number of shares to be issued pursuant to the debentures will depend upon the market price of the stock of the Company on the five trading days prior to any conversion of the debentures. To create a sufficient pool of registered shares in the event of the conversion of the debentures, the Company has agreed to register 200% of the number of shares listed in field C(2) in the table below under Terms of the Offering. If all warrants are exercised, 109,503 additional shares will be issued.
SEE TERMS OF THE OFFERING.


         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.


The Common Stock of the Company is traded on the AMEX under the symbol DDD. On June 24, 1999, the last price for the Common Stock was $2.75 per share.



                 The date of this Prospectus is July ___, 1999.

                             SUMMARY OF THE OFFERING



NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS RELATES ONLY TO THE SECURITIES OFFERED IN AND DESCRIBED IN THIS DOCUMENT. ADDITIONALLY, THE SECURITIES ARE NOT OFFERED FOR SALE IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE BY IT WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY SUGGESTION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS AT THE COMPANY SINCE THE DATE OF THIS DOCUMENT, OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS REMAINS CORRECT.



The number of shares which may be issued upon conversion of any debentures will depend upon the market price of the stock of the Company on the five trading days prior to any conversion of each debenture. For example, a range of shares which may be issued in a transaction described in this Prospectus is described in the table below. Because the number of shares is dependent upon a fluctuating market price, it is not possible to state with certainty the number of shares which will actually be issued (see "Risk Factors"). The table provides a historical basis for a reasonable estimate of the number of shares which may be issued based on past stock prices. In the 60 trading days prior to the date of the February 9, 1999 Subscription Agreement, the market price of the stock of the Company obtained a high of $3.60 and a low of $2.50. Although the historical record of stock prices is no assurance of future performance, it creates a reasonable basis for estimating a range of the possible number of shares which may be issued pursuant to the convertible debentures.



    -------------------------------------------------------------------------------
            1               2                     3                    4
    -------------------------------------------------------------------------------
      Assumed      No. of Shares Issued     No. of Shares       Estimated Total No.
      Market       If all debentures are    If all warrants     of Shares which may
      Price        Fully exercised          Are exercised       Be issued
-----------------------------------------------------------------------------------
  A   $3.60 (1)    912,195 (2)              109,503             1,021,698
-----------------------------------------------------------------------------------
  B   $3.00 (3)    1,083,334                109,503             1,192,837
-----------------------------------------------------------------------------------
  C   $2.50 (4)    1,300,000                109,503             1,409,503
-----------------------------------------------------------------------------------



(1) The highest closing bid price for the Company's stock for the 60 trading days prior to the date of the February 9, 1999 Subscription Agreement.



(2) The number of shares reflected taking into consideration a maximum conversion price of $3.54 which creates a floor for the minimum number of shares which may be issued pursuant to the 1999 Debentures.



(3) The Closing bid price on the day prior to the date of the February 9, 1999 Subscription Agreement.


(4) The lowest closing bid price for the Company's stock for the 60 trading days prior to the date of the 1999 Subscription Agreement.

The Company does not intend to employ any sales representatives in this offering or pay any commissions. Estimated costs of the offering are $41,000 and include attorney fees, accounting, registration, printing and distribution costs. The Company will pay all costs of the offering.

                                  RISK FACTORS


THE FOLLOWING IS MANAGEMENT'S IDEA ABOUT SOME OF THE MOST IMPORTANT RISKS OF INVESTING IN THE COMPANY THAT YOU, AS A POTENTIAL INVESTOR, SHOULD CONSIDER. YOU SHOULD ALSO UNDERSTAND THAT NO LISTING OF RISKS WILL DESCRIBE EVERY POSSIBLE RISK.



- THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. "FORWARD-LOOKING" STATEMENTS ARE MANAGEMENTS' PROJECTIONS OR REASONED PREDICTIONS ABOUT FUTURE PERFORMANCES BY THE COMPANY. NO GUARANTEE CAN BE MADE THAT THESE PREDICTIONS ABOUT THE FUTURE WILL COME TO PASS.



- BASED UPON THE ABOVE DESCRIPTION OF FORWARD-LOOKING STATEMENTS, THE STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, INCLUDING STATEMENTS REGARDING THE COMPANY'S EXPECTATIONS, BELIEFS, ESTIMATES, INTENTIONS AND STRATEGIES ABOUT THE FUTURE. WORDS SUCH AS "ANTICIPATES," "EXPECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," "PROJECTS", "PREDICTS" OR VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS, BUT THEIR ABSENCE DOES NOT MEAN THE STATEMENT IS NOT FORWARD-LOOKING.



- THESE FORWARD-LOOKING STATEMENTS ARE NEVER GUARANTEES OF FUTURE PERFORMANCE AND THERE ARE ALWAYS CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THE FAILURE OF ANY FORWARD-LOOKING EVENT TO OCCUR CAN CAUSE ALL FORWARD-LOOKING PREDICTIONS TO FAIL. THEREFORE, ACTUAL RESULTS MAY AND USUALLY DO DIFFER FROM THOSE EXPRESSED OR FORECAST IN ANY FORWARD-LOOKING STATEMENTS.



- IT IS NOT A REQUIREMENT THAT THE COMPANY CONTINUALLY UPDATE THIS PROSPECTUS. AS A RESULT, SOME INFORMATION IN THIS PROSPECTUS COULD BECOME OUT OF DATE - OR BE SUPERCEDED BY CHANGING CIRCUMSTANCES. AS A RESULT, IT IS SUGGESTED THAT ANY POTENTIAL INVESTOR INQUIRE OF MANAGEMENT AS TO ANY MATERIAL CHANGES IN THE COMPANY'S CIRCUMSTANCES BEFORE INVESTING.

- POTENTIAL INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS BEFORE MAKING A DECISION TO INVEST IN THE SHARES OFFERED HEREBY.

A.       GENERAL BUSINESS RISKS.


         1. DEVELOPMENT STAGE. The Company has changed over time by acquiring or being acquired by other companies, generally called "predecessors". The Company, by including its surviving predecessors, can trace its original organization back to April 21, 1989. However, since it has not had any profitable operations in any of its activities and has only engaged in its present business for approximately the past two years, the Company must be considered a development stage enterprise (a company just beginning any active business) with limited prior operating history. Each investor is advised that, historically, development stage businesses constitute a greater risk of loss of investment than investment in a seasoned company.



         2. SUCCESS OF PRODUCT AND SERVICES. The Company's products may not be accepted in the market place or the ideas may be used by competitors without the consent of the Company. The Company is engaged in the development and marketing of what must be considered as novel and experimental new products and innovations. Each investor should consider, as a risk factor, the possibility that the investor could invest in this Offering and not receive any return of investment, or lose his entire investment if the products are not successfully marketed or otherwise not commercially accepted.



         3. COMPETITION. There is substantial competition, both locally and internationally, in the electronics and media industries in which the Company operates. No assurance can be made, despite the best efforts of management, that other companies may not produce competitive programs, services, or devices at a lower price or a better product which could cause the Company to be commercially unprofitable.



         4. GOVERNMENT REGULATION. Various activities in the industry in which the Company operates have been subject to government regulation, such as regulation by the Federal Communications Commission (FCC) as to broadcasts, the Federal Trade Commission (FTC) on trade practices, as well as other national and local governmental agencies. Various changes by regulatory agencies, or the tax treatment of the Company or its operations, could have serious negative effects upon the Company and its profitability.



         5. YEAR 2000 COMPLIANCE. The Company is concerned that the entire electronics and media industries may be substantially and adversely interrupted by various possible failures of computer systems and programs in or shortly after the beginning of the year 2000. These interruptions or adverse results may arise from the failure of computers and their software systems to properly recognize or adjust to the change to the year 2000 within their systems. Affected computers may cease to function, function erroneously and/or lose data. It is not possible to describe all potential adverse results, but it is believed that such adverse impacts, if they occur, may be most significant in the broadcast industries which could directly bear upon the Company's future operations.



         The Company believes it has reviewed and corrected its own computer systems to work through the year 2000 (Y2K), but adverse results could easily result from various media, or other companies through or with which the Company intends to engage in business or in selling products. Since these risks cannot realistically be measured, each investor should consider these as unknown and undetermined Y2K risk factors. Please consider the further review and discussion of Y2K compliance and issues under "Managements' Discussion and Analysis of Financial Conditions" in the incorporated and amended Form 10-QSB report of the Company for the quarter ended December 31, 1998.


B.  PARTICULAR RISKS OF THIS OFFERING.


         1. OPERATING LOSSES. As you should note in the Financial Statements for the Company, the Company, to date, has a net operating loss from limited sales; that is to say, it has always lost money in its business operations. While start up companies frequently have operating losses, each investor should consider losses as a risk. Further, the auditors have reserved an opinion as to whether the Company may be deemed a "going concern," that is continue to operate without profits.



         2. ARBITRARY OFFERING PRICE. The Offering price of the Company's stock has been arbitrarily determined (determined without objective criteria or ratios) and does not reflect any computed value or net worth of or in the Company.



         3. NEW PRODUCTS AND CONCEPTS. The new products and services of the Company do not have established or proven customers or markets. As a consequence, there can be no certainty the Company will be commercially successful in its intended efforts to produce and market its new products or services. Moreover, even if fully protected, there is no certainty the Company will be successful in its marketing efforts for the new products and services, that a market demand will be created for such new products or services, or that its products may not have inherent defects or problems making them unsuitable. All of these potential problems must be considered as risks.



         4. SUBSTANTIAL DILUTION. Investors in this Offering will suffer an immediate and substantial loss in the value of their shares from the purchase price. This dilution is the amount by which the value of the investor's shares is reduced from the purchase price of the shares immediately after the offering. In the event the Company is required to raise subsequent capital for its products or operations, it is probable that shares will be sold on terms different than offered herein, and investors may incur subsequent dilutions, as well as a decrease in voting control. Dilution will also result from the exercise of option rights at prices below the price at which the shares are issued in this Offering.



         5. OPTIONS AND OTHER PRIVATE PLACEMENT. There are options (future rights at a fixed price) to purchase stock in the Company granted to management and other parties which would afford such holders the right to potentially acquire future shares at prices which may be below the market price for the Company's shares or less than the price at which shares are to be sold pursuant to this registration. To the extent such options are exercised, or subsequent registrations completed, such transactions may result in additional "dilution" to existing shareholders and will, in all events, result in a decrease in voting control to the investors in this Offering.



         6. MINORITY STATUS. Investors acquiring shares in this Offering must understand they will acquire a minority position, less then 50% of voting shares. That is, other shareholders will continue to hold the majority of the issued and outstanding shares; and, thereby, control the Company.

         7. LACK OF ADEQUATE CAPITALIZATION. The funds being raised in concurrent Regulation "S" offerings, the recently completed convertible debenture Private Placement offering resulting in this registration, and other anticipated registrations, may not adequately fund the intended business purposes and products, and subsequent funding may not be available. The Company currently has limited assets, working capital or net worth. See the incorporated Financial Statements of the Company.



         8. REGISTRATION RIGHTS. The investors in the recently completed convertible debenture private placement offerings have the right to require the Company to register their shares acquired in that offering. This Offering has been created by the Company because of the initial exercise of those registration rights. As a result, the Company will incur considerable expense in completing the registration of all these shares as converted. Further, the registration of these shares will create more free trading stock which could depress the future market price of the Company's shares for investors in this Offering.



         9. CONTINUING SERVICES OF MANAGEMENT. While the Chief Executive Officer
(CEO) and other officers intend to serve the Company on a full-time basis, there is no assurance or warranty that the present management may not retire, resign, or otherwise leave the Company at some future date, resulting in the risks inherent in a change of management to a start-up company. Further, the Company may need to acquire other full-time officers or employees.



         10. COMPENSATION OF MANAGEMENT. At present, management is being paid substantial compensation from capital. This means a significant portion of money raised, rather than being applied to create products, services or facilities, may be used to pay salaries before there are sufficient revenues to fully cover salaries and other compensation.



         11. SECURITY INTERESTS IN STRATA TECHNOLOGY AND ASSETS. The Company anticipates acquiring the Strata technology through acquisition and foreclosure of security interests in the technology. There exists potential risk of adverse claims or redemptive rights to this technology. The Company has analyzed these potential risks through its legal counsel and does not deem such risks to be significant.



         12. CUMULATIVE VOTING, PREEMPTIVE RIGHTS AND CONTROL. There are no preemptive rights (generally the right to participate in new share offerings in proportion to your existing stock percentage) in connection with the shares of Common Stock being offered. Cumulative voting (the right to cast all votes a shareholder may have in electing the Board for one director) in the election of directors is not permitted. Accordingly, the holders of a majority of the shares of Common Stock present in person or by proxy, will be able to elect all of the Company's Board of Directors and control the Company.



         13. NON-ARM'S LENGTH TRANSACTION. The number of shares of Common Stock issued to certain present shareholders of the Company for cash and property, and the price for these shares, was set without reference to any value and may not be considered the product of a freely negotiated transaction between independent persons with substantially equal bargaining power, an arm's length transaction.

         14. LITIGATION. As disclosed in the incorporated reports of the Company, the Company or its subsidiaries have been engaged in certain law suits which have resulted in ongoing expenditures and may result in financial obligations for the subsidiaries of the Company. The Chairman of the Company is also named as a defendant in one of the suits . The most significant suit has been settled and requires the Company to make monthly payments of forty thousand dollars each for the months of February through September of 1999. Each investor should review the Litigation Section.



         15. DILUTIVE AND OTHER EFFECTS OF SUBSCRIPTION AGREEMENTS. While the Subscription Agreements have helped provide the Company with financing, the sale of shares and the Units and the issuance of shares pursuant to the conversion of the Debentures and the exercise of the Warrants have and will reduce the net worth per share of other stockholders of the Company. Further, the Company's net income per share could be materially decreased in future periods, and the market price of the Common Stock could be adverse affected. In addition, the Common Stock may be issued in this subscription at a discount to the then prevailing market price of the Common Stock. These discounted sales could have an immediate negative effect on the market price of the Common Stock. The Debentures and the Warrants contain provisions that attempt to protect against dilution to their holders, such as by adjustment of the exercise price and the number of shares issuable thereunder upon the occurrence of certain events, such as a merger, stock split or reverse stock split, stock dividend or recapitalization. These protections, if effective, could increase the dilution to existing stockholders.



         16. NO FORESEEABLE DIVIDENDS. The Company has not paid dividends (a distribution of a share of net earnings by the Company to its shareholders) on its Common Stock and does not anticipate paying dividends on its Common Stock in the foreseeable future. No dividend can be considered until there are earnings.



         17. ABILITY TO ISSUE SHARES WITHOUT SHAREHOLDER APPROVAL. The Company has the ability to issue shares of preferred and common stock without shareholder approval. The issuance of such shares could have a deterrent effect upon third parties attempting to take control of the Company, and a dilutive affect on existing shareholders.


                C.  SECURITIES RISK FACTORS.


         1. LIMITED MARKET. Each prospective investor in this Offering should understand the Company has very limited stock trading markets and no assurance can be given that the price of the stock may not be at risk or affected by the completion of this registration, or that the price will remain the same as currently quoted. Further, because the markets are very thinly traded, any additional shares issued by the Company may have significant impacts upon those markets.



         2. PRESENT SEC REVIEW STANDARDS. The Company has been informed, through its counsel, that the SEC is currently critically reviewing various offering types, like this Offering, which have convertible debentures with subsequent registration rights. In the popular financial literature, an offering type similar to the Company's present convertible debenture offering (with preferred registration rights and conversion based upon a formula), have been described as "toxic convertible" offerings. While not prohibited by the SEC, each investor should clearly understand that the SEC will most likely critically review any type of offering of this nature. Such review and comments may cause unanticipated and unusual delays in the clearance of any subsequent registration rights or any subsequent offerings by the Company. Moreover, this type of offering may be subject to a higher level of administrative review and potential administrative actions or investigations by the Securities and Exchange Commission.


         3. REQUIREMENTS OF SEC WITH REGARD TO LOW-PRICED SECURITIES. The Common Stock of the Company, based upon the minimal net worth of the Company, limited public trading, and low stock price, is subject to a special set of regulatory rules related to sales by brokers as administered by the Securities and Exchange Commission. Specifically, the Common Stock is subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may make it more difficult for any broker-dealers to sell the Common Stock that you purchase in this Offering and may adversely affect the ability of purchasers in this Offering to sell any of their Shares.



         4. SHARES ELIGIBLE FOR FUTURE SALE. Sale of substantial amounts of the Company's Common Stock in the public market, or the prospect of such sales, could materially and adversely affect the market price of the Common Stock. As of June 10, 1999, the Company had outstanding 22,693,932 shares of Common Stock (including shares which were subject to paid subscription agreements, but not yet issued), warrants to purchase 109,503 additional shares of Common Stock and debentures convertible into an indeterminate number of shares of Common Stock pursuant to the 1998 and 1999 Subscription Agreements. In addition, as of this date, the Company had vested options to purchase 51,000 shares of Common Stock under its Incentive Stock Option Plan (the "Stock Option Plan") and 444,412 shares pursuant to non-qualified option plans. All of the shares purchased under the Stock Option Plan are available for sale in the public market, but are subject in some cases to volume and other limitations.



Resales of these shares into public markets may cause the current stock prices to decline. A substantial number of the Company's presently outstanding shares of Common Stock are "restricted" securities and may be sold in compliance with Rule 144 or Regulation S adopted under the Securities Act, if certain requirements are met. Rule 144 essentially provides that after one year from the date of acquisition, a person, including affiliates of the Company (or persons whose shares are aggregated), may sell an amount up of to one percent (1%) of the issued and outstanding shares of Common Stock of the Company within any three month period, provided that certain current public information about the Company is available. A person who has not been an affiliate of the Company (or persons whose shares are not to be aggregated for the purpose of the resale of the securities), who has owned restricted shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. Therefore, in each three month period after the date of this offering, a significant number of shares of Common Stock could be sold under Rule 144 by each person having held the securities for at least one year. Also, any shares of Common Stock currently held by non-residents of the United States may be sold after a one-year holding period subject to the same volume restrictions as Rule 144 under Regulation S. Investors should be aware of the possibility that sales under Rule 144 or shares issued pursuant to Regulation S may, in the future, have a depressing effect on the price of the Common Stock.

         5. EFFECT UPON MARKET PRICE OF SHARES TO BE ISSUED UPON CONVERSION. In conjunction with the Subscription Agreements in its current private offering to the Augustine Fund L.P., the Company issued to the Selling Shareholder thirteen Units, comprised of the Debentures and the Warrants. The Selling Shareholder may convert the Debentures into Shares of Common Stock at a conversion price equal to the lesser of eighty percent (80%) of the average closing bid price of the Common Stock for the five trading days immediately preceding the date the Debentures are presented for conversion or a fixed dollar amount per share as provided in the Debentures. The 1998 Warrant entitles the Selling Shareholder to purchase 24,753 shares of Common Stock of the Company at a price of $3.64 per share and the 1999 Warrants entitles the Selling Shareholder to purchase 84,750 shares of Common Stock of the Company at a price of $3.54 per share. The Warrants are exercisable at any time during the three years following their issuance to the Selling Shareholder. This offering represents a registration of these initial conversion shares, as well as 100,000 shares for Coleman Capital Partnership, which is an unrelated party.


Under the foregoing conversion formula for the Debentures, the number of shares of Common Stock issuable upon conversion will increase if the market price of the Common Stock decreases. The Company cannot determine accurately the number of Shares which may be issued to the holders of the Debentures as such number is based upon the market price of the Common Stock prior to the conversion date.

To the extent the Selling Shareholder converts a portion of the Debentures and then sells the shares of Common Stock received upon conversion, the market price of the Common Stock may decrease even further due to the additional shares in the market which would allow the Selling Shareholder to convert other portions of the Debentures into greater amounts of Common Stock and further depress the price of the Common Stock. There may also be an incentive for debenture holders to decrease the price of the Company's stock which should be considered an additional risk factor.

Sales in the public market of substantial amounts of Common Stock, including sales of Shares issued upon conversion of the Debentures and exercise of the Warrants, or the perception that such sales could occur, could depress prevailing market prices for the Common Stock. The existence of the Debentures and the Warrant and any other options, debentures or warrants may prove to be a hindrance to future equity financing by the Company. Further, the holders of such debentures, warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.

                              AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement. In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files quarterly, annum and periodic reports and other information with the Commission. The Registration Statement, such reports and other information may be inspected and copies may be obtained, at prescribed rates, at the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as the following regional offices: 7 World Trade

Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Website that contains reports and other information regarding reporting companies under the Exchange Act, including the Company, at http:// www.sec.gov.

This Prospectus constitutes a part of the Registration Statement. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents have been filed by the Company with the Commission and are hereby incorporated by reference into this Prospectus: (i) Amended Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998, (ii) Quarterly Reports of the Company, and amendments thereto, on Form 10-QSB for the quarters ended June 31, 1998, September 30, 1998 and December 30, 1998; and (iii) the Company's Form 8-K dated December 23, 1998 relating to the acquisition of certain assets of Alpha Broadcasting Communications, which are used in the C-3D Digital III pay-per-view division of the Company. All other documents and reports filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of the filing of such reports and documents.


Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or supersede shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents which are incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in the document which this Prospectus incorporates). Requests should be directed to Mr. Steven Anderson, Chief Financial Officer, at the Company's principal executive offices located at 57 West 200 South, Suite 350, Salt Lake City, Utah 84101, telephone number (801) 322-1111.

                           FORWARD-LOOKING STATEMENTS

This Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for such statements to encourage companies to provide prospective information about themselves so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. All statements other than statements of historical fact made in this Prospectus or incorporated by reference are forward-looking. In particular, the statements herein regarding the availability of adequate funding and progress in the development of its various business segments are forward-looking statements. Forward-looking statements represent management's current expectations and are inherently uncertain. Investors are warned that the Company's actual results may differ significantly from management's expectations and, therefore, from the results discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the "Risk Factors" described herein.

THE COMPANY

The Company is a pioneer in bringing virtual reality to computer and television screens. The Company is pursuing activities in three divisions designated at C-3D Digital III, 3D.Com and C-3D Realeyes. As described below under the heading "Recent Developments," the Company anticipates establishing a fourth division to be known as C-3D Strata. C-3D Digital III is believed to be the first television network to exclusively offer 3D programming to satellite dish owners, cable TV subscribers and the patrons of the lodging industry through a pay-per-view delivery system. 3D.Com is establishing new entertainment and e-commerce paradigms on the internet. C-3D Realeyes is the patented hardware technology that turns any TV into a 3D virtual reality station. The anticipated Strata division is based upon the work of a ten year pioneer in 3D software, providing technologies for content creation and internet delivery. These four interconnected components - television, the web, hardware and software - provide the Company with the critical links between 3D technology and the consumer. The Company's principal executive offices are located at 57 West 200 South, Suite 350; Salt Lake City, Utah, 84101, and its telephone number is (801) 322-1111.

                               RECENT DEVELOPMENTS

CORPORATE NAME CHANGE

The Company has filed in the state of Utah an application to conduct business under the assumed name of C-3D Digital, Inc. This name is more in keeping with the Company's focus on its entertainment and communications business related to 3D technology. At the time of the next meeting of shareholders of the Company, management contemplates submitting a proposal to amend the Articles of Incorporation to reflect this new name.


AMEX LISTING



On June 9, 1999, the Common Stock of the Company began trading on AMEX. The new trading symbol for the stock of the Company is DDD, reflective of the Company's focus on 3D products and services.


STRATA BUSINESS

During calendar year 1998, management of the Company has been introduced to Strata, Inc., a St. George, Utah corporation, engaged in software development. Essentially all of the Strata products are complimentary to the 3-dimensional business applications of the Company and the Company has examined various strategies to either license or acquire the Strata technology. In the event the Company is successful in acquiring ownership of the Strata technology, the Company anticipates (a) incorporating the technology in its current products and services, and (b) marketing, in a new division called C-3D Strata, the principal products formerly offered by Strata, Inc.

Strata, Inc. is one of the early pioneers in 3D software. The Strata tool line has been used for such well-known projects as the game "MYST"-C-; television shows like the "'98 MTV Movie Awards"-C-, "Hercules"-C- and "Xena"-C-; the NBC dancing peacocks; the Warner Bro.'s and Blockbuster web sites; the films "Contact"-C-, "5th Element"-C-, "Batman Forever"-C-, and many others. These tools and the Strata development team would provide C-3D Digital with some of the most advanced 3D technology available and should enhance C-3D Digital's position in 3D media and technology.

Strata is in the business of providing 3D centric graphical software applications to professionals and non-professionals alike. The Strata tools are used to create content for the web, television, feature films, multimedia and print. Non-professionals use Strata applications for home video, desktop publishing, visualization and recreation. Strata develops, publishes, packages, markets, sells and supports these software applications.

The core products offered by Strata, Inc. have been the following:

STUDIOPRO. StudioPro is the premier Strata 3D product and is available for Apple Macintosh, Windows 98 and NT. StudioPro has a retail price of $1,495 and is available in the US at the "street price" of approximately $950. StudioPro is used for creating 3D images and animations for the web, video, movies, print, games and multimedia. StudioPro is well know for being used to create the graphics for the world's best selling CD-Rom game Myst-C-. Recently StudioPro has been used on projects such as the Blockbuster Video Web site, the NBC dancing peacocks and the movie Contact. An upcoming release will add special stereographic 3D features. StudioPro has an installed base of approximately 60,000.

VISION 3D. Vision 3D is an entry level 3D product and is based directly on StudioPro. Vision 3D is presently available only on Apple Macintosh computers. Vision 3D is priced at $395 retail with a $295 street price. Vision 3D is used by professionals and non-professionals alike. Vision 3D is used for print, Web, video and multimedia - as well as recreational purposes. Vision 3D has an installed base of approximately 40,000.

VIDEOSHOP. VideoShop is a professional quality non-linear video editor and presently runs only on Apple Macintosh computers. VideoShop is priced at $495 retail with a $395 street price. VideoShop is used primarily for multimedia, web and desktop video tasks. VideoShop has been bundled on select Macintosh computers for over five years and has developed an installed base of well over one million customers through this process.

MEDIAPAINT. MediaPaint is a video painting and effects application. MediaPaint is available for Apple Macintosh, Windows 98 and NT. MediaPaint is priced at $695 retail with a $395 street price. MediaPaint is used for professional projects on the Web, multimedia and broadcast video. MediaPaint has an installed base of approximately 6,000 users.

On December 10, 1998, the Company purchased for cash the secured position of Zions Bank, NA in receivables, certain equipment and general intangibles of Strata, Inc. The general intangibles collateral interest of Zions Bank would constitute a first lien position in all or some of the Strata technology. The Company has also purchased the secured positions of five additional creditors having secured interests in the Strata technology (the "Additional Secured Creditors"), including secured interests in the registered copyrights of Strata, Inc. in its software intellectual property. The total debt secured by the interests of the Additional Secured Creditors exceeds $4.0 million. The positions of the Additional Secured Creditors were purchased by the issuance of 353,333 shares of restricted Common Stock of the Company. All of the described debt is delinquent and the collateral is subject to foreclosure.



On May 5, 1999, the Company obtained a judgement against Strata in the amount of $4,798,810.71 and held a foreclosure sale on the collateral (including the Strata technology), pledged to secure the debt owing on the promissory notes and leases acquired by the Company. The judicial sale on the judgement was completed on Wednesday, June 16, 1999 and the Company acquired ownership of the collateral.



One other creditor had a security interest junior to that of Zions Bank, and possibly senior to some of the obligations of the Additional Secured Creditors. The claim of this single intervening creditor does not exceed $35,000 and does not jeopardize the judicial sale. Such creditor was advised of the sale and did not appear at the sale to bid against the security interests acquired by the Company. As a result of the events which transpired at the June 16th judicial sale, the risk of adverse claims or redemptive rights being asserted by other creditors of Strata are now considered to be remote, and the Company has successfully acquired ownership of the technology previously owned by Strata .


SUMMARY OF THE OFFERING


On December 21, 1998, February 9, 1999 and on June 4,1999, the Company entered into the subscription agreements with the Selling Shareholder pursuant to which the Company issued a total of thirteen units. Each unit is comprised of $250,000 in aggregate principal amount of 8% Convertible Redeemable Debentures and a warrant to purchase shares of Common Stock of the Company (the "Units"). For purposes of clarity, the December 21, 1998 subscription agreement will be referred to as the "1998 Subscription Agreement", and the debentures and warrants issued under the 1998 Subscription Agreement will be referred to as the 1998 Debentures and the 1998 Warrants. The February 9, 1999 and June 4, 1999 subscription agreements will be referred collectively to as the "1999 Subscription Agreements", and the debentures and warrants issued under the 1999 Subscription Agreements will be referred to as the 1999 Debentures and the 1999 Warrants. Except for the February 9th and June 4th dates of the 1999 Subscription Agreements, Debentures and Warrants, the terms of the February 9th and June 4th documents are identical. When the 1998 and 1999 documents are referred to collectively, they will be respectively called the Subscription Agreements, the Debentures and the Warrants.



Although the terms of the 1998 and 1999 Debentures are nearly identical, the dates of the Debentures are different as well as the amount of the maximum conversion price. Similarly, the terms of the 1998 and 1999 Warrants are nearly identical, except for the number of shares covered by the Warrants, the dates of exercise and the exercise price.

Pursuant to the 1998 Subscription Agreement, the Company sold to the Augustine fund, L.P. (the "Augustine Fund") three Units as of December 21, 1998 consisting of $750,000 in principal amount of the 1998 Debentures and the 1998 Warrant for 24,753 shares. Shares are obtainable by the Augustine Fund on conversion of the 1998 Debentures at a conversion price equal to the lesser of eighty percent (80%) of the average closing bid price of the Common Stock for the five (5) trading days immediately preceding the conversion date or $3.64 per share. The 1998 Warrant may be exercised at any time up to December 21, 2001 at an exercise price of $3.64 per share. Pursuant to the 1999 Subscription Agreements, the Company sold to the Selling Shareholder eight Units as of February 9, 1999 and two Units as of June 4, 1999 consisting of $2,500,000 in principal amount of the 1999 Debentures. The total number of shares available under the 1999 Warrants is 84,750. Shares are obtainable by the Augustine Fund on conversion of the 1999 Debentures at a conversion price equal to the lesser of eighty percent (80%) of the average closing bid price of the Common Stock for the five (5) trading days immediately preceding the conversion date or $3.54 per share. The February 9, 1999 Warrant may be exercised for as many as 67,800 shares at any time up to February 9, 2002 at an exercise price of $3.54 per share. The June 4, 1999 Warrant may be exercised for as many as 16,950 shares at any time up to June 4, 2002 at an exercise price of $3.54 per share.



The Augustine Fund acquired the Debentures and the Warrants pursuant to the Subscription Agreements from the Company for cash. Upon conversion of the Debentures or exercise of Warrants, the Augustine Fund may offer for sale, by use of this Prospectus, the Shares of Common Stock issued under such Debentures and Warrants. The Coleman shares may also be sold pursuant to this prospectus.



In addition to the debenture/option investor, Coleman Capital was sold 100,000 shares being registered by agreement under this Registration.



Securities Offered by the Augustine Fund.....................estimated at not more than 2,709,503 shares
                                                             Common Stock

Securities Offered by Coleman Capital..................100,000 shares Common stock

Common Stock Outstanding or
Subscribed for as of March 10, 1999..........................22,693,932 shares (1)

Risk Factors..........................................Any investment in the Shares offered hereby involves a high
                                                      degree of risk.  See "Risk
                                                      Factors."




(1) Does not include: (a) the shares issuable upon conversion of the Debentures which are the subject of the Subscription Agreements or the Warrants; (b) 444,412 shares of Common Stock issuable upon exercise of stock options outstanding as of June 10, 1999; or (c) shares of Common Stock that may be issued under the Company's Incentive Stock Option Plan.

                                USE OF PROCEEDS


         The Selling Shareholders will receive all of the proceeds from the sale of the Common Stock offered hereby. The Company will not receive any of the proceeds from such sale.


                        DETERMINATION OF OFFERING PRICE


The Common Stock offered by this Prospectus may be offered for sale by the Selling Shareholders from time to time in transactions on the over-the-counter market, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at other negotiated prices. As such, the offering price is indeterminate as of the date of this Prospectus. See "Plan of Distribution."


                             SELLING SHAREHOLDERS


The Selling Shareholders are the Coleman Capital Partners Ltd. and the Augustine Fund L.P. (the "Augustine Fund"), the holder of the Debentures and the Warrants. The Augustine Fund acquired the Debentures and Warrants for cash pursuant to the Subscription Agreements with the Company. The following table sets forth certain information regarding ownership by Coleman and by the Augustine Fund Warrants as of June 10, 1999 and the number of Shares that may be offered for the account of the Selling Shareholders or their transferees or distributees from time to time upon conversion of the Debentures and exercise of the Warrant.



        Name             Shares Beneficially Owned   Shares Offered   Shares Beneficially Owned
                         Before Offering /(1)/       for Sale         After Offering /(1)/
-----------------------------------------------------------------------------------------------
                         No. of          Percent                      No. of Shares    Percent
                         Shares /(1)/    /(2)/                                         /(2)/
                         ------------------------                     -------------------------
Augustine Fund, L.P.     2,709,503       10.7 %                            -0-           -0-

Coleman Capital          100,000         0.4 %                              0             0
Partners Ltd.



(1) The Augustine Fund is deemed to beneficially own the shares of Common Stock into which the Debentures held by it are convertible and the shares of Common Stock issuable upon exercise the Warrants. As discussed in greater detail in the Terms of the Offering Section of this Prospectus, the number of shares of stock which may be issued upon the conversion of the Debentures is dependent upon the market price of the stock of the Company on the five trading days prior to the conversion of each separate Debenture. The number of shares listed in the table above is the total of (a) the 109,503 shares which may be acquired pursuant to the Warrants, and (b) the 2,600,000 shares which may be acquired by the Selling Shareholder pursuant to the Debentures and which are being registered pursuant to the Form S-3 registration statement, of which this Prospectus is a part. The 2,600,000 shares referred to represents a computed 200% of the number of shares which would be issued if the conversion price on all Debentures was $2.50 per share. This per share price was the lowest closing bid price of the Company's stock during the arbitrarily selected period of the 60 trading days prior to the date of the February 9, 1999 Subscription Agreement, and may have no relationship to the market price of the Company's stock at the conversion dates of any of the Debentures.



(2) Total shares of Common Stock outstanding for the purpose of this percentage calculation includes the Common Stock into which the Debentures are convertible and the 109,503 shares issuable upon exercise of the Warrant, but does not include 444,412 shares of Common Stock issuable on exercise of outstanding stock options or shares of Common Stock that may be granted under the Company's Incentive Stock Option Plan.



Coleman Capital has been engaged by the Company to render certain services for the Company. The 100,000 shares of the Common Stock of the Company to be sold by Coleman pursuant to this Prospectus constitute part of the consideration paid for such services. Coleman also received a fee of 6% of the gross investment of the Augustine Fund. Except as disclosed in this paragraph,the Selling Shareholders have not had any material relationship with the Company, or any of its affiliates, within the past three years.



The Selling Shareholders have represented to the Company that they purchased the shares or Units for their own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or exemptions therefrom. In recognition of the fact that the Selling Shareholders, even though purchasing the Units for investment, may wish to be legally permitted to sell their Shares when they deem appropriate, the Company agreed with the Selling Shareholders to file with the Commission under the Securities Act the Registration Statement with respect to the sale of the Shares from time to time in transactions in the over-the-counter market, in privately negotiated transactions, or through a combination of such methods of sale, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the Shares are no longer required to be registered for the sale thereof by the Selling Shareholder. The natural persons who control the Augustine Fund are John Porter, Brian Porter and Thomas Duszynski. Coleman Capital Partners is controlled by Coleman & Company Securities, a registered broker/dealer; Douglas Layton and Michael Novielle. In the event the registration of additional shares is necessary, the Company has agreed to prepare and file such additional registration statements as may be necessary to allow the Augustine Fund to sell all of its Shares.


                              PLAN OF DISTRIBUTION


All of the Shares offered hereby may be sold from time to time by the Selling Shareholders, or by their pledgees, donees, distributees, transferees or other successors-in-interest. The sale of the Shares by the Selling Shareholders may be effected from time to time in transactions in the over-the-counter market, or on one or more other securities markets and exchanges, in privately negotiated transactions, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect the above-mentioned transactions by selling the Shares directly to purchasers, acting as principals for their own accounts, or by or through broker-dealers acting as agents for the Selling Shareholders, or to broker-dealers who may purchase Shares as principals and thereafter sell such Shares from time to time in transactions on any exchange or market on which such securities are listed or quoted, as applicable, in negotiated transactions, through a combination of such methods of sale, or otherwise. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealer may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealer may act as a broker-dealer on behalf of the Selling Shareholders in connection with the offering of certain of the shares by the Selling Shareholders. None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. In addition, any of the Shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold in transactions complying with such Rule, rather than pursuant to this Prospectus.


The Company has the right to suspend use of this Prospectus for a discrete period of time under certain circumstances.

To the extent required, the amount of the Shares to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth by the Company in a Prospectus Supplement accompanying this Prospectus or, if appropriate, a post-effective amendment to the Registration Statement.


The Selling Shareholders may be deemed to be statutory underwriters under the Securities Act. Also any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to bear all expenses (other than selling commissions and fees and stock transfer taxes) in connection with the registration and sale of the Shares being offered by the Selling Shareholder. The Company has agreed to indemnify the Augustine Fund against certain liabilities, including liabilities under the Securities Act.


Offers or sales of the Shares have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.


Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may be limited in its ability to engage in market activities with respect to such Shares. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders. The foregoing may affect the marketability of the Shares.



There can be no assurance that the Selling Shareholders will sell any or all of the Shares offered by them hereunder.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The Company is presently authorized to issue 500,000,000 shares of its Common Stock. As of June 10, 1999, there were 22,693,932 shares issued, outstanding and subscribed for shares. The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the outstanding shares of Common Stock will be able to elect the entire Board of Directors. If they do so, minority shareholders would not be able to elect any members to the Board of Directors.

Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The Shares, when issued, will be fully paid and non-assessable.

WARRANTS

The 1998 Warrant will entitle the holder to purchase 24,753 shares of Common Stock at a price of $3.64 per share. The Warrant is exercisable at any time beginning on December 21, 1998 and ending on December 21, 2001. The shares of Common Stock underlying the Warrant, when issued upon exercise of the Warrant in whole or in part, will be fully paid and nonassessable.

The 1999 Warrants will entitle the holder to purchase 84,750 shares of Common Stock at a price of $3.54 per share. The February 9, 1999 Warrant is exercisable at any time beginning on February 9, 1999 and ending on February 9, 2002. The June 4, 1999 Warrant is exercisable at any time beginning on June 4, 1999 and ending on June 4, 2002 The shares of Common Stock underlying the Warrants, when issued upon exercise of the Warrant in whole or in part, will be fully paid and nonassessable.

DEBENTURES

The 8% Redeemable Convertible Debentures, are convertible at any time after the effective date of the Registration Statement. The conversion price for the 1998 Debentures is the lesser of eighty percent (80%) of the average closing bid price of the Common Stock for the five (5) trading days prior to the date on which the Debentures are presented for conversion or $3.64 per share. The conversion price for the 1999 Debentures is the lesser of eighty percent (80%) of the average closing bid price of the Common Stock for the five (5) trading days prior to the date on which the Debentures are presented for conversion or $3.54 per share.

The Debentures and the Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price. Such adjustments will occur in the event, among others, of a merger, stock split or reverse stock split, stock dividend or recapitalization. The holder of the Debenture and the Warrant will not possess any rights as a shareholder of the Company until such holder converts the Debenture or exercises the Warrants.

For the life of the Debentures and the Warrants, the holder thereof has the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership of the shares of Common Stock issuable upon conversion of the Debentures or the exercise of the Warrants. The Warrant holder may be expected to exercise the Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital by an offering of Common Stock on terms more favorable than those provided for by the Warrants. Furthermore, the terms on which the Company could obtain additional capital during the life of the Warrants may be adversely affected.

         LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION'S POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The by-laws of the Company provide for indemnification of the Company's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Company's Articles of Incorporation, as amended, by-laws and Utah law, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, deemed to be unenforceable by the Commission.

                                  LEGAL MATTERS

The validity of the Common Stock offered hereby has been passed upon for the Company by Bruce L. Dibb, P.C.; Salt Lake City; Utah.

                                     EXPERTS

The consolidated financial statements of the Company contained herein for the year ended March 31, 1998, have been audited by Jones, Jensen & Co. as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements included therein). Such consolidated financial statements are contained herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

--------------------
TABLE OF CONTENTS                                                                                                PAGE
Risk Factors......................................................................................................3
Available Information.............................................................................................9
Incorporation of Certain Documents by Reference..................................................................10
Recent Developments..............................................................................................11
Summary of the Offering..........................................................................................13
Use of Proceeds..................................................................................................15
Determination of Offering Price .................................................................................15
Selling Shareholder..............................................................................................15
Plan of Distribution.............................................................................................16
Description of Securities........................................................................................18
Limitation on Liability and Disclosure of Commission Position on
         Indemnification For Securities Act Liabilities..........................................................19
Legal Matters....................................................................................................19
Experts..........................................................................................................19



                               2,809,503 SHARES OF
                                  COMMON STOCK

                         CHEQUEMATE INTERNATIONAL, INC.

                               P R O S P E C T U S

                                  July   , 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, will be paid by the Company. Such expenses are estimated as follows:

Registration fee...................................................................................     $        6,930

Legal fees and expenses............................................................................     $       30,000

Accounting fees and expenses.......................................................................     $        3,000

Miscellaneous......................................................................................     $        1,070
                                                                                                        ---------------
        Total......................................................................................     $       41,000

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company's Restated Articles of Incorporation provide that the Company must indemnify each of its directors and officers, to the fullest extent permitted under the Utah Revised Business Corporation Act against all liabilities incurred by reason of the fact that the person is or was a director or officer of the Company or a fiduciary of an employee benefit plan, or is or was serving at the request of the Company as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The effect of these provisions is potentially to indemnify the Company's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

         4.1 Subscription Agreement between the Company and Augustine Fund, LP dated as of December 21, 1998. (Incorporated by reference from Form 8-K (Film No. 98774706) filed by the Company with the Commission on December 23, 1998).

         4.2 Subscription Agreement between the Company and Augustine Fund, LP dated as of February 9, 1999. (Incorporated by reference from Form 10-QSB (Film No. 99541584) filed by the Company with the Commission on February 16, 1999).

         4.3 Form of 1998 Debentures. (Incorporated by reference from Form 8-K (Film No. 98774706) filed by the Company with the Commission on December 23, 1998).

         4.4 Form of 1998 Warrant. (Incorporated by reference from Form 8-K (Film No. 98774706) filed by the Company with the Commission on December 23, 1998).

         4.5 Form of 1999 Debentures. Incorporated by reference from Form 10-QSB (Film No. 99541584) filed by the Company with the Commission on February 16, 1999).

         4.6 Form of 1999 Warrant. Incorporated by reference from Form 10-QSB (Film No. 99541584) filed by the Company with the Commission on February 16, 1999).

         4.7 Subscription Agreement between the Company and Augustine Fund, LP dated as of June 4, 1999.

         5.1 Opinion of Bruce L. Dibb, P.C.(Incorporated by reference from initial Form S-3 (Film No. 99547723) filed by the Company with the Commission on February 23, 1999).

         23.1     Consent of Jones, Jensen & Company

         23.2 Consent of Bruce L. Dibb, P.C.(Incorporated by reference from initial Form S-3 (Film No. 99547723) filed by the Company with the Commission on February 23, 1999).

         24.1 Powers of Attorney (Incorporated by reference from initial Form S-3 (Film No. 99547723) filed by the Company with the Commission on February 23, 1999).

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on July 2, 1999.


                                               CHEQUEMATE INTERNATIONAL, INC.

                                               By /s/ Terrell A. Lassetter, Sr.
                                                  -----------------------------
                                               J. Michael Heil
                                               Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 /s/ Terrell A. Lassetter, Sr., for                                July 2, 1999
---------------------------------------------
Blaine Harris, Chairman of the Board

 /s/ Terrell A. Lassetter, Sr., for                                July 2, 1999
---------------------------------------------
John Bartholomew, Director

 /s/ Terrell A. Lassetter, Sr., for                                July 2, 1999
---------------------------------------------
Hal Glick, Director

 /s/ Terrell A. Lassetter, Sr., for                                July 2, 1999
---------------------------------------------
Andre Peterson, Director

 /s/ Terrell A. Lassetter, Sr., for                                July 2, 1999
---------------------------------------------
Robert E. Warfield, Director

 /s/ Steven Anderson                                               July 2, 1999
---------------------------------------------
Steven Anderson, Chief Financial Officer
and Principal Accounting Officer

          INDEX TO EXHIBITS

        EXHIBIT
        NO.       DESCRIPTION                                                                           PAGE
        -------   -----------                                                                           ----
         4.1      Subscription Agreement between the Company and Augustine Fund,
                  LP dated as of December 21, 1998. (Incorporated by reference from Form 8-K (Film No. 98774706) filed by the Company with the Commission on December 23, 1998).

         4.2      Subscription Agreement between the Company and Augustine Fund,
                  LP dated as of February 9, 1999 (Incorporated by reference from Form 10-QSB (Film No. 99541584) filed by the Company with the Commission on February 16, 1999).

         4.3      Form of 1998 Debentures (Incorporated by reference from Form
                  8-K (Film No. 98774706) filed by the Company with the Commission on December 23, 1998).

         4.4      Form of 1998 Warrant (Incorporated by reference from Form 8-K
                  (Film No. 98774706) filed by the Company with the Commission on December 23, 1998).

         4.5      Form of 1999 Debentures (Incorporated by reference from Form
                  10-QSB (Film No. 99541584) filed by the Company with the Commission on February 16, 1999).

         4.6      Form of 1999 Warrant  (Incorporated by reference from Form 10-QSB
                  (Film No. 99541584) filed by the Company with the Commission on

                   February 16, 1999).

         4.7      Subscription Agreement between the Company and Augustine Fund,

                  LP dated as of June 4, 1999...........................................................II-7

         5.1      Opinion of Bruce L. Dibb, P.C  (Incorporated by reference from initial Form S-3
                  (Film No. 99547723) filed by the Company with the Commission on February 23, 1999).

         23.1     Consent of Jones, Jensen & Co........................................................II-51

         23.2     Consent of Bruce L. Dibb, P.C. (included in Exhibit 5.1) (Incorporated by reference from initial Form S-3 (Film No. 99547723) filed by the Company with the Commission on February 23, 1999).


                                      II-5

         24.1             Powers of Attorney (Incorporated by reference from
                          initial Form S-3 (Film No. 99547723) filed by the Company
                          with the Commission on February 23, 1999).


                                      II-6
